Exhibit 10.8

GENZYME CORPORATION

2007 Director Equity Plan

1.                                      General; Purpose.

This 2007 Director Equity Plan dated February , 2007 (the “Plan”) governs (1) options to purchase common stock, $0.01 par value (the “Stock”), of Genzyme Corporation (the “Company”), (2) awards of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied (“Restricted Stock”), and (3) unfunded and unsecured promises to deliver Stock in the future, subject to the satisfaction of specified performance or other vesting conditions (“Restricted Stock Units”), granted on or after the date hereof by the Company to members of the Board of Directors (each, a “Director”) of the Company (the “Board”) who are not also officers or employees of the Company.  Options, Restricted Stock and Restricted Stock Units are collectively referred to in this Plan as “Awards”.  The Plan constitutes an amendment and restatement of the Company’s 1998 Director Stock Option Plan (the “Prior Plan”) and supersedes the Prior Plan, the separate existence of which shall terminate on the effective date of this Plan.  The rights and privileges of holders of options outstanding under the Prior Plan shall not be adversely affected by the foregoing action.

The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

2.                                      Administration of the Plan; Governing Law.

Grants of Awards under the Plan shall be automatic as provided in Section 7.  All questions of interpretation with respect to the Plan and Awards granted under it shall be determined by a committee consisting of all Directors of the Company who are not eligible to participate in the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan.  This Plan shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

3.                                      Persons Eligible to Participate in the Plan.

Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan.

4.                                      Shares Subject to the Plan.

(a)  The maximum aggregate number of shares available for issuance under the Plan shall be 1,712,491.  Up to 1,712,491 shares of Stock may be issued upon exercise of options granted under this Plan and up to 125,000 shares of Stock may be issued for grants of Restricted Stock or Restricted Stock Units under this Plan.  In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Stock, the maximum aggregate number and kind of shares or securities of the Company as to which Awards may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so as to preserve the value of the Award.

(b) In the event of a consolidation or merger of the Company with another corporation where the Company’s shareholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company (“Covered

Transaction”), each option will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Restricted Stock Unit will be accelerated.  Such shares will be issued, prior to the Covered Transaction so as to give, in each case on a basis that gives the holder of the option or the Restricted Stock Unit a reasonable opportunity, as determined by the Company, following exercise of the option or the issuance of shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the option and the Restricted Stock Unit will terminate upon consummation of the Covered Transaction.  Any shares of Stock issued pursuant to this Section 4(b) in satisfaction of a grant of Restricted Stock Units may, in the discretion of the Company, contain such restrictions, if any, as the Company deems appropriate to reflect any performance or other vesting condition to which the grant of Restricted Stock Units was subject.  In the case of Restricted Stock, the Company may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Company deems appropriate to carry out the intent of the Plan.   However, in lieu of the foregoing sentences of this Section 4(b), the Board may make such other provision as it may consider equitable to holders and in the best interests of the Company.

(c)  Whenever options under this Plan (including options outstanding under the Prior Plan as of the effective date of this Plan) lapse or terminate or otherwise become unexercisable, the shares of Stock which were subject to such options may again be subjected to options under this Plan.  The Company shall at all times while this Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of this Plan.

5.                                      Nonstatutory Stock Options.

All options granted under this Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

6.                                      Form of Awards.

Awards granted hereunder shall be in such form as the Board may from time to time determine.

7.                                      Grant of Awards.

(a)  Automatic Grant of Options.  At each annual meeting of the shareholders of the Company, those Directors who are eligible to receive options under this Plan shall automatically be granted options to purchase 7,125 shares of Stock. In addition, upon the election of an eligible Director under this Plan other than at an annual meeting of shareholders (whether by the Board or the shareholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted options to purchase the number of shares of Stock described in the preceding sentence.  The “Date of Option Grant” for options granted under this Plan shall be the date of the annual meeting of shareholders, or the election as a Director, as the case may be.  No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.  As used herein, “Fair Market Value” for the Stock shall mean the closing sale price of the Stock as reported by the NASDAQ Global Market or the principal securities exchange or over-the-counter market on which the Stock is listed or quoted on the Date of Option Grant of such options or, if the Stock is not then listed on the NASDAQ Global Market or any securities exchange or quoted in the over-the-counter market, the fair market value of the Stock as determined in good faith by the Board.

(b)  Option Price.  The option price per share for each option granted under this Plan shall be equal to the Fair Market Value of the Stock with respect to which the option is exercisable.

(c)  Term of Option.  The term of each option granted under this Plan shall be ten years from the Date of Option Grant.

(d)  Period of Option Exercise.  Options granted under this Plan shall become exercisable on the date of the next annual meeting of shareholders following their Date of Option Grant, if and only if the option holder is a member of the Board at the opening of business on that date.  Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a Director for the full unexpired term of such option.  Upon the death of a Director, those entitled to do so under the Director’s will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death.  Options granted under this Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period.  Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Option Grant.

(e)  Method of Option Exercise and Payment.  Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Stock as to which they are exercised.  The option price shall be paid in cash or by check.  Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

(f)  Grants of Restricted Stock and Restricted Stock Units.  Grants of Restricted Stock and Restricted Stock Units may be made in exchange for such lawful consideration, including services, as the Company decides.  The Company may specify performance or other vesting conditions, including continuation of employment, passage of time or satisfaction of performance criteria, for the Restricted Stock and Restricted Stock Units.  At each annual meeting of the shareholders of the Company, those Directors who are eligible to receive Restricted Stock and Restricted Stock Units under this Plan shall automatically be granted Restricted Stock Units representing 2,375 shares of Stock.   In addition, upon the election of an eligible Director under this Plan other than at an annual meeting of shareholders (whether by the Board or the shareholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted Restricted Stock Units as described in this Section 7(f).  The “Date of RS/RSU Grant” for Restricted Stock or Restricted Stock Units granted under this Plan shall be the date of the annual meeting of shareholders, or the election as a Director, as the case may be.

(g)  Vesting of Awards.  The Board shall determine the time or times at which an Award will vest or become exercisable.  Notwithstanding the foregoing, Restricted Stock Units shall vest on the date of the next annual meeting of shareholders following the date of grant, if and only if the Director is a member of the Board at the opening of business on that date.

(h)  Transferability.  Any Award granted under this Plan may be transferred without consideration (or for such consideration as the committee may from time to time deem appropriate) by the holder thereof to any Family Member of such Director; provided, however, that no subsequent transfer of such Award shall be permitted except for transfers: (i) to a Family Member of such Director; (ii) back to the Director; or (iii) pursuant to the applicable laws of descent and distribution.  For this purpose, “Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including any adoptive relationships, and any other person sharing the transferor director’s household (other than as a tenant or employee); (ii) any trust in which any of the persons described in clause (i) holds a greater than 50% beneficial interest; (iii) any foundation in which any of the persons described in clause (i) or the transferor director controls the management of assets; or (iv) any other entity in which any of the persons described in clause (i) or the director holds more than 50% of the voting interests.

8.                                      Limitation of Rights.

(a)  No Right to Continue as a Director.  Neither this Plan, nor the granting of an Award or any other action taken pursuant to this Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Award holder as a Director for any period of time or at any particular rate of compensation.

(b)  No Shareholders’ Rights for Options.  Directors shall have no rights as a shareholder with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

(c)  No Shareholders’ Rights for Restricted Stock Units.  Directors shall have no rights as a shareholder with respect to the shares covered by their Restricted Stock Units until the date such Restricted Stock Units vest and shares issuable under the Restricted Stock Units are delivered to the Directors, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are delivered.

(d)  Shareholders’ Rights for Restricted Stock.  Directors shall have no rights as a shareholder with respect to their Restricted Stock until such time, if any, as such shares are delivered to the Directors, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are delivered.

9.                                      Effective Date; Amendment or Termination.

This Plan shall be effective as of February 28, 2007.  The Company may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Company may not, without the Award holder’s consent, alter the terms of an Award so as to affect adversely an Award holder’s rights under the Award, unless the Company expressly reserved the right to do so at the time of grant.  Amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect and applicable NASDAQ or stock exchange requirements), as determined by the Company.  Notwithstanding the foregoing, the Company shall submit for shareholder approval any amendment to the Plan (other than an amendment or adjustment pursuant to Section 4(b)) that would: (a) increase the maximum number of shares for which Awards may be granted under the Plan; (b) reduce the price at which an option may be granted below the price provided for in Section 7(b); (c) reduce the exercise price of outstanding options; or (d) increase the limits set forth in Section 4(a).

10.                               Shareholder Approval.

This Plan is subject to approval by the shareholders of the Company by the affirmative vote of the holders of a majority of the votes properly cast by holders of the shares of Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of The Commonwealth of Massachusetts.  In the event such approval is not obtained, all Awards granted under this Plan shall be void and without effect.

11.                                 Compliance with Section 409A.

Awards under the Plan shall be construed and administered consistent with exemption from, or compliance with, the requirements of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”).  Notwithstanding any provision of Section 9 to the contrary, the Board may amend the Plan and/or any Award to satisfy the requirements of Section 409A, including the requirements for exemption from Section 409A.

Adopted by board of directors on February 28, 2007
Approved by shareholders on May 24, 2007
Amended by board of directors on February 28, 2008.
Approved by shareholders on May 22, 2008.
Amended by board of directors on August 19, 2009
Amended by board of directors on February 25, 2010
Approved by shareholders on June 16, 2010